EXHIBIT (i)(2)

 CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 189  to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated October 7, 2011 which was filed as Exhibit (i) to Post-Effective Amendment No. 179.

/s/ Timothy P. Walsh
Timothy P. Walsh, Esq.

April 26, 2012

Boston, Massachusetts